Exhibit 99.2

Prometheus Biosciences, Inc. Announces Pricing of Public Upsized $500 Million Offering of Common Stock

SAN DIEGO, Dec. 8, 2022 (GLOBE NEWSWIRE) – Prometheus Biosciences, Inc. (Nasdaq: RXDX), a clinical-stage biotechnology company pioneering a precision medicine approach for the discovery, development, and commercialization of novel therapeutic and companion diagnostic products for the treatment of immune-mediated diseases, today announced the pricing of an underwritten offering of 4,545,455 shares of its common stock at a price to the public of $110 per share. All of the shares to be sold in the offering are to be sold by Prometheus. The gross proceeds to Prometheus from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $500 million. The offering is expected to close on or about December 13, 2022, subject to the satisfaction of customary closing conditions. In addition, Prometheus has granted the underwriters a 30-day option to purchase up to an additional 681,818 shares of common stock.

Prometheus intends to use the net proceeds from this offering, together with its existing cash, cash equivalents and short-term investments to fund the development of PRA023, PRA052 and its other research and development programs, and for working capital and general corporate purposes.

Goldman Sachs & Co. LLC, SVB Securities LLC, Jefferies LLC and Guggenheim Securities, LLC are acting as joint bookrunning managers for the offering.

The securities described above are being offered by Prometheus pursuant to a shelf registration statement that became automatically effective upon filing with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering were filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Goldman Sachs & Co. LLC, at (866) 471-2526, Attention: Prospectus Department, 200 West Street, New York, New York 10282, prospectus-ny@ny.email.gs.com; SVB Securities LLC, at (800) 808-7525, ext. 6105, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, syndicate@svbsecurities.com; Jefferies LLC, at (877) 821-7388, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, Prospectus_Department@Jefferies.com; and Guggenheim Securities, LLC, at (212) 518-9544, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, New York 10017, GSEquityProspectusDelivery@guggenheimpartners.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Prometheus

Prometheus Biosciences, Inc. is a clinical-stage biotechnology company pioneering a precision medicine approach for the discovery, development, and commercialization of novel therapeutic and companion diagnostic products for the treatment of immune-mediated diseases. The company’s precision medicine platform, Prometheus360TM, combines proprietary machine learning-based analytical approaches with one of the world’s largest gastrointestinal bioinformatics databases to identify novel therapeutic targets and develop therapeutic candidates to engage those targets.

Forward-Looking Statements

Prometheus cautions readers that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding Prometheus’ expectations of the market conditions and the satisfaction of customary closing conditions related to the public offering, the expected closing of the offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Prometheus that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Prometheus’ business described in its prior press releases and in filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Prometheus’ most recent quarterly report on Form 10-Q and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Prometheus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contact:

Noel Kurdi

VP Investor Relations and Communications

(646) 241-4400

nkurdi@prometheusbiosciences.com

Media Contact:

Juniper Point

Amy Conrad

(858) 914-1962

media@prometheusbiosciences.com